UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Park Avenue New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 5, 2008, ExlService Holdings, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”), with Norwich Union, one of the Company’s major clients, amending the terms of exercise of Norwich Union’s option (the “Transfer Option”) to require the Company to transfer the relevant project and operations of its facility at Pune, India, to Norwich Union. Pursuant to the Letter Agreement, the earliest date of exercise of the Transfer Option has been extended from January 1, 2008 to April 1, 2008. As a result, if the Transfer Option is exercised, the earliest date by which the Company would be required to transfer the Pune, India, facility to Norwich Union, is May 1, 2008, which is an extension from the previously agreed transfer date of April 2, 2008. In addition, the Letter Agreement permits Norwich Union to rescind an exercise of the Transfer Option. The remaining terms of our agreements with Norwich Union remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC.
(Registrant)

Date: February 6, 2008	By:	/s/ Amit Shashank
Name: Amit Shashank
Title: Vice President, General Counsel and Corporate Secretary